EXHIBIT 99.6

MARQUEST FINANCIAL, INC.

UNAUDITED BALANCE SHEET

JUNE 30, 2002

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$6,893
Receivables, net	217,057
Other current assets	9,619
TOTAL CURRENT ASSETS	233,569

PROPERTY AND EQUIPMENT, NET	53,442
$287,011

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank credit line	$56,200
Accounts payable	18,185
TOTAL CURRENT LIABILITIES	74,385

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock	10
Additional paid-in capital	176,170
Retained earnings	36,446
212,626

$287,011

EXHIBIT 99.6

MARQUEST FINANCIAL, INC.

UNAUDITED STATEMENT OF OPERATIONS

TWELVE MONTHS ENDED JUNE 30, 2002

NET SALES	$1,855,161

OPERATING EXPENSES	1,515,902

INCOME FROM OPERATIONS	339,259

INTEREST EXPENSE	2,940

NET INCOME	$336,319